EXHIBIT 99.1

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA
(AMOUNTS IN THOUSANDS)

The following unaudited combined condensed consolidated pro forma financial data and explanatory footnotes show information about United Financial Bancorp Inc.’s ("UFBI") financial position and operations, including per share data and financial ratios, after giving effect to the merger with New England Bancshares, Inc. ("NEBS").  The unaudited combined condensed consolidated pro forma financial data sets forth the information as if the merger had become effective on September 30, 2012, with respect to financial condition data, and at the beginning of the periods presented, with respect to operations data.  The pro forma financial data in the tables reflect application of the acquisition method of accounting.  Upon consummation of the merger on November 16, 2012, management of UFBI determined the fair market value of assets and liabilities based on appraisals and estimates.  This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto of UFBI and NEBS by reference in this document.

The acquisition method of accounting requires that all of NEBS’ assets and liabilities be adjusted to their fair market values as of the date of acquisition.  For purposes of the unaudited pro forma financial statements, the fair market value of assets and liabilities at September 30, 2012 is based upon the calculations completed after the consummation of the merger on November 16, 2012.  This information may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition
As of September 30, 2012 (*)
(In Thousands)

			Pro Forma
	UFBI	NEBS	Adjustments		Pro Forma
	Historical	Historical	Inc. (Dec.)		Combined

ASSETS

Cash and cash equivalents	$28,344	$71,030	$(2,337)	(1)	$97,037
Investment securities	330,311	53,190	-		383,501
Loans receivable, net	1,207,902	555,564	1,932	(2)	1,765,398
Other real estate owned	1,349	1,049	-		2,398
Accrued interest receivable	4,770	2,350	-		7,120
Deferred tax asset, net	13,771	4,770	(242)	(3)	18,299
Stock in the Federal Home Loan Bank of Boston	14,454	4,100	-		18,554
Banking premises and equipment, net	18,145	5,871	(115)	(4)	23,901
Bank-owned life insurance	41,869	10,541	-		52,410
Core deposit intangible	257	744	3,012	(5)	4,013
Goodwill	8,192	16,783	16,266	(6)	41,241
Other assets	14,320	3,027	542	(4)	17,889

Total assets	$1,683,684	$729,019	$19,058		$2,431,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,275.160	$584,268	$6,830	(7)	$1,866,258
Federal Home Loan Bank of Boston advances	118,120	31,970	2,309	(8)	152,399
Repurchased agreements	34,579	29,849	-		64,428
Subordinated debentures	5,608	3,931	192	(9)	9,731
Accrued expenses and other liabilities	20,054	5,544	-		25,598

Total liabilities	1,453,521	655,562	9,331		2,118,414

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	187	69	56	(10)	312
Paid-in capital	183,476	60,026	(2,317)	(10)	241,185
Retained earnings	93,317	25,350	-		118,667
Unearned compensation	(9,523)	(1,476)	1,476	(10)	(9,523)
Treasury stock, at cost	(44,808)	(11,121)	11,121	(10)	(44,808)
Accumulated other comprehensive income, net of taxes	7,514	609	(609)	(10)	7,514

Total stockholders’ equity	230,163	73,457	9,727		313,347

Total liabilities and stockholders' equity	$1,683,684	$729,019	$19,058		$2,431,761
______________________
(*)
Assumes that the acquisition of NEBS was completed as of the beginning of the period presented utilizing the acquisition method of accounting.  Estimated fair value adjustments for loans, premises and equipment, core deposit intangible, time deposits, borrowed funds and subordinated debentures were determined by the management of UFBI and NEBS.  The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.  Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

(1)	Reflects a cash payment of $2,318,000 to holdings of in-the-money NEBS stock options and $18,960 of cash paid for fractional shares.

(2)
Represents the estimated fair value adjustment to loans, which includes an estimate of credit losses. Accordingly, the existing NEBS allowance for loan losses cannot be carried over. The estimated fair value adjustment to loans is $1.9 million, net of the elimination of the NEBS $5.0 million allowance for loan losses as well as write-offs of NEBS net deferred origination costs and existing fair value adjustments related to previous acquisitions.

(3)
Represents adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles, and other deferred tax items. The actual tax liability adjustment will depend on facts and circumstances existing at the completion of the merger. The fair value adjustment in net deferred tax asset is calculated using an assumed tax rate of 40.9%.

(4)	Represents the difference between fair values and net carrying values of premises and equipment, mortgage servicing assets and other assets acquired in the acquisition.

(5)
Represents the elimination of existing identifiable intangibles of NEBS, offset by the recognition of the fair value of the core deposit intangible asset, which is assumed to be 1.2% of core deposit liabilities assumed. Core deposits are defined as total deposits less time deposits.

(6)
Calculated to reflect the acquisition accounting adjustments related to the acquisition of NEBS. The consideration paid to acquire NEBS consists of the issuance of 5,559,496 shares of UFBI’s common stock based upon the fixed exchange rate of 0.9575 established in the merger agreement and 5,807,684 common shares of NEBS outstanding at November 16, 2012. The value of United Financial’s common stock to be issued is based upon the closing stock price of $14.24 as of November 16, 2012.  Acquisition accounting adjustments assume that NEBS’ equity is eliminated and the purchase price, goodwill and intangible assets are reflected on the financial statements of UFBI pursuant to the application of acquisition accounting (amounts in thousands).

Assumptions/Inputs:		Note

Value of UFBI's common stock issued		$79,167
Add: cash paid for fractional shares		19
Add: cash paid for NEBS' option holders		2,318
Total deal value as of 11-16-12 merger date		81,504

NEBS' net assets at fair value:
NEBS tangible common stockholders' equity		69,440

Fair value adjustments:
Write-off of goodwill	(6)	(16,783)
Write-off of other intangible assets	(5)	(718)
Loans	(2)	1,932
Other assets	(4)	427
Core deposit intangible	(5)	3,730
Time deposits	(7)	(6,830)
FHLB borrowings	(8)	(2,309)
Trust preferred	(9)	(192)
Fair value adjustments		(20,743)
Tax effect of fair value adjustments and other transaction related items	(3)	(242)
Total adjustment of net assets acquired		(20,985)
Adjusted net assets acquired		48,455
Estimated goodwill		$33,049

(7)
Yield adjustment to reflect the difference between portfolio yields and market rates as of November 16, 2012 for time deposits acquired in the acquisition.  Yield adjustments were calculated using present value analysis.  Cash flow was discounted to present value using market rates for similar deposits.  The yield adjustment is the aggregate present value of the difference.

(8)
Yield adjustments reflect the difference between portfolio yields and market rates as of November 16, 2012 for borrowings acquired in the acquisition.  Yield adjustments were based upon FHLB prepayment penalty indications as of November 16, 2012.

(9)	Reflects the difference between the fair value and net carrying value of the trust preferred debt obligation.

(10)	Reflects elimination of NEBS equity accounts.

Unaudited Combined Condensed Consolidated Pro Forma Income Statement
For the Year Ended December 31, 2011 (1)

			Pro Forma
	UFBI	NEBS	Adjustments		Pro Forma
	Historical	Historical	Inc. (Dec.)		Combined

Interest and dividend income:
Loans	$58,220	$30,247	$(542)	(2)	$87,925
Investments	12,728	2,053	-		14,781
Other interest-earning assets	126	148	-		274
Total interest and dividend income	71,074	32,448	(542)		102,980

Interest expense:
Deposits	12,449	8,372	(3,455)	(2)	17,366
FHLB borrowings	4,513	1,571	-		6,084
Other borrowings	1,299	-	-		1,299
Total interest expense	18,261	9,943	(3,455)		24,749

Net interest income before provision for loan losses	52,813	22,505	2,913		78,231

Provision for loan losses	3,242	1,584	-		4,826

Net interest income after provision for loan losses	49,571	20,921	2,913		73,405

Non-interest income:
Fee income on depositors’ accounts	5,554	1,334	-		6,888
Wealth management income	919	-	-		919
Income from bank-owned life insurance	1,642	357	-		1,999
Net gain on sales of loans	274	173	-		447
Net gain (loss) on sales/calls of securities	1	279	-		280
Impairment charges on securities	(99)	-	-		(99)
Other income	1,062	1,481	-		2,543
Total non-interest income	9,353	3,624	-		12,977

Non-interest expense:
Salaries and benefits	24,818	8,971	-		33,789
Occupancy expenses	3,317	3,304	(4)	(2)	6,617
Marketing expenses	1,797	453	-		2,250
Data processing expenses	3,970	699	-		4,669
Professional fees	2,174	959	-		3,133
FDIC insurance assessment	1,029	809	-		1,838
Core deposit intangible amortization	78	384	687	(2)	1,149
Other expenses	6,879	2,672	-		9,551
Total non-interest expense	44,062	18,251	683	(3)	62,996

Income before income taxes	14,862	6,294	2,230		23,386

Income tax expense	3,678	2,188	911	(2)	6,777

Net income	$11,184	$4,106	$1,319		$16,609

Earnings per share:
Basic	$0.75	$0.69			$0.81
Diluted	$0.74	$0.68			$0.80

Weighted average shares outstanding:
Basic	14,929,714	5,927,714	(368,218)		20,489,210	(4)
Diluted	15,198,702	6,001,977	(442,481)		20,758,198	(4)

Unaudited Combined Condensed Consolidated Pro Forma Income Statement
For the Nine Months Ended September 30, 2012 (1)
(In Thousands)

			Pro Forma
	UFBI	NEBS	Adjustments		Pro Forma
	Historical	Historical	Inc. (Dec.)		Combined

Interest and dividend income:
Loans	$42,750	$22,334	$116	(2)	$65,200
Investments	8,171	1,230	-		9,401
Other interest-earning assets	119	128	-		247
Total interest and dividend income	51,040	23,692	116		74,848

Interest expense:
Deposits	7,795	5,563	(1,401)	(2)	11,957
FHLB borrowings	2,431	823	-		3,254
Other borrowings	870	263	-		1,133
Total interest expense	11,096	6,649	(1,401)		16,344

Net interest income before provision for loan losses	39,944	17,043	1,517		58,504

Provision for loan losses	2,450	1,087	-		3,537

Net interest income after provision for loan losses	37,494	15,956	1,517		54,967

Non-interest income:
Fee income on depositors’ accounts	4,389	1,141	-		5,530
Wealth management income	795	-	-		795
Income from bank-owned life insurance	1,324	255	-		1,579
Net gain on sale of loans	458	387	-		845
Net gain on sale of securities	27	456	-		483
Other income	661	393	-		1,054
Total non-interest income	7,654	2,632	-		10,286

Non-interest expense:
Salaries and benefits	19,103	6,769	-		25,872
Occupancy expenses	2,567	2,300	(3)	(2)	4,864
Marketing expenses	1,257	370	-		1,627
Data processing expenses	3,140	547	-		3,687
Professional fees	1,282	555	-		1,837
Acquisition related expenses	958	675	(1,633)	(3)	-
FDIC insurance assessment	800	341	-		1,141
Core deposit intangible amortization	53	260	415	(2)	728
Other expenses	4,775	2,114	-		6,889
Total non-interest expense	33,935	13,931	(1,221)		46,645

Income before income taxes	11,213	4,657	2,738		18,608

Income tax expense	2,853	1,742	1,118	(2)	5,713

Net income	$8,360	$2,915	$1,619		$12,894

Earnings per share:
Basic	$0.57	$0.34			$0.64
Diluted	$0.56	$0.33			$0.63

Weighted average shares outstanding:
Basic	14,578,253	5,720,983	(161,487)		20,137,749	(4)
Diluted	14,827,428	5,815,989	(256,493)		20,386,924	(4)

(1)
Assumes that the acquisition of NEBS was completed as of the beginning of the period presented utilizing the acquisition method of accounting.  Fair value adjustments for loans, premises and equipment, core deposit intangible, time deposits, borrowed funds and subordinated debentures were determined by the management of UFBI and NEBS as of the merger completion date of November 16, 2012.  The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.

(2)	The following table summarizes the estimated full year impact of the amortization (accretion) of the accretable acquisition accounting adjustments on the pro-forma income statement (in thousands).

				Amortization (Accretion)
Category	Premium/ (Discounts)	Estimated Life in Years	Amortization (Accretion) Method	Year Ended December 31, 2011	9 Months Ended September 30, 2012

Loans	$680	3.6	EY	$(542)	$116
Premises and equipment	(115)	30.0	SL	(4)	(3)
Core deposit intangible	3,730	10.0	SYD	687	415
Time deposits	(6,830)	1.5	SL	(3,455)	(1,401)

The straight line (“SL”) and sum of the years digits (“SYD”) methods were utilized in preparing the pro forma statement of income for amortizing and/or accreting the related acquisition accounting adjustments for all categories except loans.  Loan accretion was determined using the effective interest method and the contractual lives.

The following table summarizes the estimated impact of the amortization/(accretion) of the acquisition accounting adjustments made in connection with the merger on UFBI’s results of operations for the following years assuming such transaction was effected on January 1, 2011 (in thousands).

Projected Future Amounts		Net	Net Decrease
for the Years Ended	Amortization	Amortization	in Income
December 31,	of Intangibles	(Accretion)	Before Taxes

2011	$687	$(4,001)	$(3,314)
2012	553	(1,718)	(1,165)
2013	446	(833)	(387)
2014	400	(228)	172
2015	359	64	423
thereafter	1,285	450	1,735

(3)
Non-interest expenses do not include NEBS’s one-time merger and integration expenses totaling $7.4 million ($4.7 million after tax).  These expenses are reflected as adjustments to cash and equity on the balance sheet in these pro forma financial statements.  UFBI will incur approximately $5.4 million ($4.0 million after tax) in total transaction costs as a result of the merger.  Through December 31, 2012 UFBI and NEBS have recognized transaction costs totaling $5.0 million and $7.4 million, respectively.

A summary of UFBI’s transaction costs is as follows (in thousands):

Merger related compensation and benefits	$2,389
Professional fees	2,229
Other merger related expenses	334
Estimated pre-tax transaction costs	4,952
Less related tax benefit	990
Estimated transaction costs, net of taxes	$3,962

(4)
Basic and diluted weighted average common shares outstanding were determined by adding the number of shares issued to NEBS to UFBI’s historical weighted average basic and diluted outstanding common shares.